As filed with the Securities and Exchange Commission on January 8, 2010

Registration No. 333 -

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

DYNAVAX TECHNOLOGIES CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	33-0728374
(State of Incorporation)	(I.R.S. Employer Identification Number)

2929 Seventh Street, Suite 100

Berkeley, CA 94710

(510) 848-5100

(Address, Including Zip Code, and Telephone Number,

Including Area Code, of Registrant’s Principal Executive Offices)

2004 Stock Incentive Plan

2004 Employee Stock Purchase Plan

2010 Employment Inducement Award Plan

(Full Title of the Plan)

Jennifer Lew

Vice President, Finance

Dynavax Technologies Corporation

2929 Seventh Street, Suite 100

Berkeley, CA 94710

(510) 848-5100

(Name, Address, Including Zip Code, and Telephone Number,

Including Area Code, of Agent for Service)

Copies to:

Robert L. Jones, Esq.

Glen Y. Sato, Esq.

Cooley Godward Kronish LLP

Five Palo Alto Square

3000 El Camino Real

Palo Alto, CA 94306

(650) 843-5000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered(1)	Amount to be registered(2)	Proposed maximum offering price per share(3)	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, $0.001 par value per share under the Dynavax Technologies Corporation 2004 Stock Incentive Plan (“Stock Plan”)	400,000	$1.455	$582,000	$42.00
Common Stock, $0.001 par value per share under the Dynavax Technologies Corporation 2004 Employee Stock Purchase Plan (“Purchase Plan”)	250,000	$1.455	$363,750	$26.00
2010 Employment Inducement Award Plan		N/A	N/A	N/A
Common Stock, $0.001 par value per share under the Dynavax Technologies Corporation 2010 Employment Inducement Award Plan (“Inducement Plan”)	1,500,000	$1.455	$2,182,500	$156.00
Total:	2,150,000	$1.455	$3,128,250	$224.00

(1)	The securities to be registered include options and rights to acquire the common stock of Dynavax Technologies Corporation.
(2)	These represent increases in the number of shares of common stock of the Registrant reserved for issuance under the Dynavax Technologies Corporation 2004 Stock Incentive Plan and 2004 Employee Stock Purchase Plan pursuant to an evergreen provision contained therein. This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the 2010 Employment Inducement Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of Common Stock of Dynavax Technologies Corporation. In accordance with Rule 416 under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued resulting from stock splits, stock dividends, recapitalization or other similar transactions.
(3)	Represents the average of the high $1.49 and low $1.42 prices of the Common Stock on January 4, 2010, and is set forth solely for the purpose of calculating the filing fee pursuant to Rule 457(h) and is used only for shares without a fixed exercise price. None of such shares have been issued or are subject to outstanding options.

EXPLANATORY NOTE

Pursuant to General Instruction E of Form S-8, this registration statement incorporates by reference Registration Statement No. 333-113220 on Form S-8, filed with the Securities and Exchange Commission on March 2, 2004, which registered 3,500,000 shares of common stock of Dynavax Technologies Corporation (the “Company”) with respect to the 2004 Stock Incentive Plan for which a registration fee was paid with the filing of such Registration Statement and 250,000 shares of the Company’s common stock with respect to the 2004 Employee Stock Purchase Plan, for which a registration fee was paid with the filing of such Registration Statement.

PART I

INFORMATION REQUIRED IN THE

SECTION 10(a) PROSPECTUS

Item 1.	Plan Information.

The information required by Item 1 is included in documents sent or given to participants in the Company’s 2010 Employee Inducement Plan (the “Inducement Plan”), pursuant to Rule 428(b)(1) of the Securities Act. The purpose of the Inducement Plan is to provide an aggregate of up to 1,500,000 shares of the Company’s common stock to new employees or directors of the Company to induce such persons to become an employee or director of the Company. The Inducement Plan is administered by the Company’s Board of Directors (the “Board”), or a designated committee of the Board, and has a term of ten (10) years unless earlier terminated by the Board. Amendments to the Inducement Plan are at the discretion of the Board, subject to stockholder approval if required by applicable law, rule or regulation. The Inducement Plan is not a “Retirement Plan” or a “Welfare Plan” under the Employee Retirement Income Security Act of 1974, as amended. For additional information about the Inducement Plan and its administrators, direct any requests for documents to Jennifer Lew, Vice President, Finance, 2929 Seventh Street, Suite 100, Berkeley, CA 94710-2753, (510) 848-5100.

Item 2.	Registrant Information and Employee Plan Annual Information.

The written statement required by Item 2 is included in documents sent or given to participants in the Inducement Plan, pursuant to Rule 428(b)(1) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE

REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Commission are incorporated by reference herein:

1.	Our Annual Report on Form 10-K for the year ended December 31, 2008, filed with the SEC on March 6, 2009;

2.	Our Quarterly Reports on Form 10-Q for the period ended March 31, 2009, filed with the SEC on April 30, 2009, for the period ended June 30, 2009, filed with the SEC on August 6, 2009 and for the period ended September 30, 2009, filed with the SEC on October 30, 2009;

3.	Our Current Reports on Form 8-K filed with the SEC on January 4, 2010, December 10, 2009, November 19, 2009, November 10, 2009, November 5, 2009, October 29, 2009, September 29, 2009, September 11, 2009, August 20, 2009, August 17, 2009, August 12, 2009, August 7, 2009, August 5, 2009 (except Item 2.02), June 10, 2009, June 5, 2009, June 3, 2009, April 30, 2009, April 28, 2009, March 13, 2009, March 2, 2009 (except Item 2.02), February 9, 2009, and February 2, 2009.

4.	The description of our common stock set forth in Registration Statement on Form S-1 (Registration No. 333-109965) filed with the SEC on February 5, 2004, as amended.

5.	All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement, and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents (other than Current Reports furnished pursuant to Form 8-K).

Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

Under Section 145 of the Delaware General Corporation Law, the Registrant has broad powers to indemnify its directors and officers against liabilities that they may incur in such capacities, including liabilities under the Securities Act. The Registrant’s Bylaws also provide for mandatory indemnification of its directors and executive officers, to the fullest extent permissible under Delaware law.

The Registrant’s Certificate of Incorporation limits the liability of directors to the maximum extent permitted by Delaware law. Delaware law provides that directors of a company will not be personally liable to the company or its stockholders for monetary damages for breach of their fiduciary duties as directors, except liability for (a) any breach of their duty of loyalty to the company or its stockholders, (b) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) unlawful payments of dividends or unlawful stock repurchases or redemptions or (d) any transaction from which the directors derived an improper personal benefit. The Certificate of Incorporation also provides that the Registrant shall indemnify any director or officer to the maximum extent provided by Delaware law, and that such right of indemnification shall continue as to a person who has ceased to be a director or officer of the Registrant. Responsibility for determinations with respect to such indemnification will be made by the Board of Directors.

In addition the Registrant has entered into indemnity agreements with its directors and certain of its executive officers that require the Registrant to indemnify such persons against expenses, including attorneys’ fees, judgments, fines and settlement amounts actually and reasonably incurred in connection with any proceeding, whether actual or threatened, to which any such person may be made a party by reason of the fact that such person is or was a director or officer of the Registrant or any of its affiliated enterprises, provided such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Registrant and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. The indemnification agreements also set forth certain procedures that will apply in the event of a claim for indemnification thereunder.

The Registrant has obtained a policy of directors’ and officers’ liability insurance that insures the Registrant’s directors and officers against the cost of defense, settlement or payment of a judgment under certain circumstances.

Item 8.	Exhibits.

4.1(1)	Registration Rights Agreement

4.2(1)	Form of Warrant

4.3(2)	Form of Specimen Common Stock Certificate

4.4(3)	Rights Agreement dated as of November 5, 2008 by and between the Company and Mellon Investor Services LLC

4.5(3)	Form of Rights Certificate

4.6(4)	Form of Restricted Stock Unit Award Agreement.

5.1	Opinion of Cooley Godward Kronish LLP

23.1	Consent of Independent Registered Public Accounting Firm

23.2	Consent of Cooley Godward Kronish LLP (contained in Exhibit 5.1 to this Registration Statement)

24.1	Power of Attorney (see Signature Page)

(1)	Previously filed as the like-numbered exhibit to the registrant’s Registration Statement on Form S-3 (File No. 333-145836), filed with the SEC on August 31, 2007 and incorporated by reference herein.
(2)	Previously filed as Exhibit 4.2 to the registrant’s Registration Statement on Form S-1/A (File No. 333-109965), filed with the SEC on January 16, 2004 and incorporated by reference herein.
(3)	Previously filed as the like-numbered exhibit to the registrant’s Current Report on Form 8-K (File No. 001-34207), filed with the SEC on November 6, 2008 and incorporated by reference herein.
(4)	Previously filed as the like-numbered exhibit to the registrant’s Annual Report on Form 10-K (File No. 001-34207), filed with the SEC on March 6, 2009 and incorporated by reference herein.

Item 9.	Undertakings.

The undersigned registrant hereby undertakes; (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securitas Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant, Dynavax Technologies Corporation, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Berkeley, State of California, on January 8, 2010.

DYNAVAX TECHNOLOGIES CORPORATION

By:	/s/ DINO DINA
Dino Dina, M.D.
President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Dino Dina, M.D., Michael Ostrach, and Jennifer Lew, and each of them, as attorneys-in-fact, each with the power of substitution, for him or her in any and all capacities, to sign any amendment to this Registration Statement and to file the same, with exhibits thereto and other documents in connection therewith, with the Commission, granting to said attorneys-in-fact, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming the said attorney-in-fact or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ DINO DINA	President, Chief Executive Officer and Director	January 8, 2010
Dino Dina, M.D.	(Principal Executive Officer)

/s/ JENNIFER LEW	Vice President, Finance	January 8, 2010
Jennifer Lew	(Principal Financial and Accounting Officer)

/s/ ARNOLD L. ORONSKY		January 8, 2010
Arnold L. Oronsky, Ph.D.	Director

/s/ NANCY L. BUC		January 8, 2010
Nancy L. Buc	Director

/s/ DENNIS A. CARSON		January 8, 2010
Dennis A. Carson, M.D.	Director

/s/ FRANK CANO		January 8, 2010
Frank Cano, Ph.D.	Director

/s/ DENISE M. GILBERT		January 8, 2010
Denise M. Gilbert, Ph.D.	Director

Signature	Title	Date

/s/ MARK KESSEL		January 8, 2010
Mark Kessel	Director

/s/ DAVID M. LAWRENCE		January 8, 2010
David M. Lawrence, M.D.	Director

/s/ PEGGY V. PHILLIPS		January 8, 2010
Peggy V. Phillips	Director

Stanley A. Plotkin, M.D.	Director

INDEX TO EXHIBITS

4.1(1)	Registration Rights Agreement

4.2(1)	Form of Warrant

4.3(2)	Form of Specimen Common Stock Certificate

4.4(3)	Rights Agreement dated as of November 5, 2008 by and between the Company and Mellon Investor Services LLC

4.5(3)	Form of Rights Certificate

4.6(4)	Form of Restricted Stock Unit Award Agreement.

5.1	Opinion of Cooley Godward Kronish LLP

23.1	Consent of Independent Registered Public Accounting Firm

23.2	Consent of Cooley Godward Kronish LLP (contained in Exhibit 5.1 to this Registration Statement)

24.1	Power of Attorney (see Signature Page)

(1)	Previously filed as the like-numbered exhibit to the registrant’s Registration Statement on Form S-3 (File No. 333-145836), filed with the SEC on August 31, 2007 and incorporated by reference herein.
(2)	Previously filed as Exhibit 4.2 to the registrant’s Registration Statement on Form S-1/A (File No. 333-109965), filed with the SEC on January 16, 2004 and incorporated by reference herein.
(3)	Previously filed as the like-numbered exhibit to the registrant’s Current Report on Form 8-K (File No. 001-34207), filed with the SEC on November 6, 2008 and incorporated by reference herein.
(4)	Previously filed as the like-numbered exhibit to the registrant’s Annual Report on Form 10-K (File No. 001-34207), filed with the SEC on March 6, 2009 and incorporated by reference herein.